As filed with the Securities and Exchange Commission
                       on November 9, 1998

                                     Registration No. 333-_____



               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933

                     FILENE'S BASEMENT CORP.
      (Exact name of registrant as specified in its charter)

         Massachusetts                     04-3016733
 (State or other jurisdiction           (I.R.S. Employer
              of                     Identification Number)
        incorporation or
         organization)

 40 Walnut Street, Wellesley,                 02481
         Massachusetts                     (Zip Code)
     (Address of Principal
      Executive Offices)

                    1998 STOCK INCENTIVE PLAN
                     (Full title of the plan)

                         Steven R. Siegel
                      Filene's Basement Corp.
                         40 Walnut Street
                  Wellesley, Massachusetts 02481
             (Name and address of agent for service)

                          (617) 348-7000
  (Telephone number, including area code, of agent for service)



                 CALCULATION OF REGISTRATION FEE


Title of     Amount to    Proposed     Proposed     Amount of
securities   be           maximum      maximum      registration
to be        registered   offering     aggregate    fee
registered                price per    offering
                          share        price

Common       750,000      $1.83        $1,372,500   $382.00
Stock $.01   shares       (1)          (1)          _
par value


(1) Estimated solely for purposes of calculating the registration fee, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on November 3, 1998 in accordance with Rules 457(c) and 457(h) of the Securities
     Act of 1933.


PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I of Form S-8 is included in documents sent or given to participants in the 1998 Stock Incentive Plan of Filene's Basement Corp., a Massachusetts corporation (the "Registrant"), pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities

          Not applicable.


     Item 5.  Interests of Named Experts and Counsel

          Not applicable.


     Item 6.  Indemnification

          Section 67 of Chapter 156B of the Massachusetts General Laws ("Section 67") provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the stockholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional.

          Section 6.18 of the Registrant's Restated Articles of Organization provides that the Registrant shall indemnify its directors and officers, including the heirs, executors and administrators of such directors or officers, against liabilities and expenses arising out of legal proceedings brought against them by reason of their being or having been directors or officers or by reason of their agreeing to serve, at the request of the Registrant, as directors or officers of, or in a similar capacity with, another organization or in any capacity with respect to any employee benefit plan of the Registrant. Under this provision, a director or officer of the Registrant shall be indemnified by the Registrant against all liabilities and expenses, including amounts paid in satisfaction of judgments, fines and settlements of proceedings, and counsel fees, even if he or she is not successful on the merits, unless he or she is adjudicated not to have acted in good faith in the reasonable belief that his or her actions were in the best interest of the Registrant or, in the case of any employee benefit plan, in the best interest of the participants in or beneficiaries of such plan.

          As to any matter disposed of by a compromise payment by a director or officer, Section 6.18 of the Registrant's Restated Articles of Organization permits indemnification only if such compromise is approved as in the best interest of the Registrant by (a) a disinterested majority of the directors then in office,
(b) a majority of the disinterested directors then in office, if independent legal counsel has opined in writing that such director or officer appears to have acted in good faith in the reasonable belief that his or her actions were in the best interest of the Registrant, or (c) the holders of a majority of the outstanding stock then entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer (an "interested director or officer" being one against whom the proceedings in question or another proceeding on the same or similar grounds is then pending).

          The Registrant may authorize advancing litigation expenses to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he or she is not entitled to indemnification for such expenses.

          The right of indemnification provided under Section
6.18 of the Registrant's Restated Articles of Organization does not affect any other rights to which an director or officer is otherwise entitled under contract or law.

          Section 16.10 of the Registrant's Restated Articles of Organization eliminates the personal liability of the Registrant's directors to the Registrant or its stockholders for monetary damages for breach of a director's fiduciary duty, except to the extent such exculpation is prohibited under the Massachusetts Business Corporation Law at the time liability for such breach is determined.

          The Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers.


     Item 7.  Exemption from Registration Claimed

          Not applicable.


     Item 8.  Exhibits

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


     Item 9.  Undertakings

          1.   The Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i)  To include any prospectus required by section
          10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table herein; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) do not apply if this Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.
          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
                            SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wellesley, Massachusetts on the 5th day of November, 1998.


                                   FILENE'S BASEMENT CORP.



                                   By:  /s/ Steven R. Siegel
                                   Steven R. Siegel
                                   Executive Vice President,
                                   Chief Financial Officer,
                                   Treasurer, General Counsel
                                   and Clerk




                        POWER OF ATTORNEY

     We, the undersigned officers and directors of Filene's Basement Corp., hereby severally constitute W. Jay Carothers, Steven R. Siegel and Philip P. Rossetti, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Filene's Basement Corp. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                     Title                        Date


/s/ W. Jay Carothers         President, Chief Operating  November 5, 1998
W. Jay Carothers             Officer and Director


/s/ Samuel J. Gerson         Chairman, Chief Executive   November 5, 1998
Samuel J. Gerson             Officer and Director


/s/ Steven R. Siegel         Executive Vice President,   November 5, 1998
Steven R. Siegel             Chief Financial Officer,
                             Treasurer, General Counsel and Clerk


/s/ Mone Anathan, III        Director                    November 5, 1998
Mone Anathan, III


/s/ John Eyler               Director                    November 5, 1998
John Eyler


/s/ Dorsey R. Gardner        Director                    November 5, 1998
Dorsey R. Gardner

/s/ Robert P. Henderson      Director                    November 5, 1998
Robert P. Henderson


/s/ Harold Leppo             Director                    November 5, 1998
Harold Leppo


/s/ Paul D. Paganucci        Director                    November 5, 1998
Paul D. Paganucci


                          Exhibit Index



    Exhibit
    Number                     Description


    4.1(1)     Restated Articles of Organization of the
               Registrant

    4.2(1)     Amended and Restated By-Laws of the
               Registrant

    4.3(1)     Specimen Certificate for shares of Common
               Stock, $.01 par value per share, of the
               Registrant

    5          Opinion of Hale and Dorr LLP

    23.1       Consent of Hale and Dorr LLP (included in
               Exhibit 5)

    23.2       Consent of Arthur Andersen LLP

    24         Power of Attorney (included on the
               signature page of this Registration
               Statement)














____________________________

        1   Incorporated herein by reference to the Registrant's
            Registration Statement on Form S-1 (Commission File
            No. 33-39901).